Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
Globe Specialty Metals Inc.
One Penn Plaza 250 West 34th Street, Suite 2514
New York, NY 10119
We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our dual-date report dated March 30, 2007 and June 11, 2008, relating to the consolidated financial statements of Camargo Corrêa Metais S.A., which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Trevisan Auditores Independentes

BDO Trevisan Auditores Independentes
São Paulo, SP — Brazil
July 27, 2009